Exhibit 99.1

SurModics Reports Third Quarter Fiscal Year 2012 Results

  7% GAAP Revenue Growth; 17% Non-GAAP Revenue Growth
  Continuing Operations Delivered $0.18 GAAP EPS and $0.17 Non-GAAP EPS
  Full Year 2012 Outlook Increased

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--August 1, 2012--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2012 third quarter.

“We are pleased to report strong results for the quarter, which reflects our continued efforts to grow our core businesses,” stated Gary Maharaj, President and Chief Executive Officer of SurModics. “Our focus on driving organic growth produced record quarterly revenue in both hydrophilic coatings and in vitro diagnostic products. Based on this strong performance, we are increasing our outlook for full year fiscal 2012.”

Third Quarter Fiscal Year 2012 Summary

Revenue for the third quarter totaled $14.0 million, a 7% increase from the $13.0 million reported in the third quarter of last year. Diluted earnings per share from continuing operations was $0.18 for the third quarter compared with $0.17 for the same period last year. Diluted earnings per share, including discontinued operations, was $0.17 for the third quarter.

Results for the fiscal 2012 third quarter, when compared with the fiscal 2011 third quarter, benefited from in vitro diagnostic product sales and hydrophilic coatings revenue growth which offset a $1.1 million decline in royalty and product revenue associated with Cypher and Cypher Select Plus drug eluting stents, products which are no longer marketed by Cordis. Excluding the impact of Cypher, non-GAAP revenue increased 17% from the year ago period. Excluding Cypher items, non-GAAP diluted earnings per share from continuing operations in the third quarter was $0.17 compared with $0.12 last year.

NOTE: Unless otherwise noted financial information presented excludes the $0.1 million fiscal 2012 third quarter loss associated with discontinued operations of our former Pharmaceuticals business.

Medical Device Third Quarter Fiscal Year 2012 Highlights

Revenue for the Medical Device business unit, which includes hydrophilic coatings and device drug delivery technologies, was $10.3 million, up 7% from the prior year period. Third quarter hydrophilic coating revenue of $10.0 million was up 18% compared with the year ago period. Excluding the impact of Cypher, Medical Device non-GAAP revenue grew 22% from the year ago period.

Medical Device generated $5.2 million of operating income during the quarter, a 13% increase from last year. Excluding Cypher, Medical Device non-GAAP operating income grew 52% from the year ago period.

Additional Medical Device highlights during the quarter include:

  Three medical device customers launched new products during the third quarter utilizing SurModics hydrophilic coatings
  Double-digit hydrophilic royalty growth in key medical device growth segments – neurovascular, peripheral vascular and transcatheter valves
  Record quarterly hydrophilic coating revenue

In Vitro Diagnostics Third Quarter Fiscal Year 2012 Highlights

For the third quarter, our In Vitro Diagnostics (“IVD”) revenue was $3.7 million, up 7% compared with the third quarter of fiscal 2011. The IVD business unit generated $1.1 million of operating income during the third quarter, a 26% decline from the year ago period, as product costs more than offset revenue growth and lower operating expenses.

Additional In Vitro Diagnostic highlights during the quarter include:

  Seven consecutive quarters of year-to-year product revenue growth
  Record quarterly product revenue
  Addition of six new diagnostic test kit manufacturer customers

Full-Year Fiscal 2012 Revenue and Earnings Outlook

Based on our strong year-to-date performance, SurModics has increased its full-year outlook for fiscal 2012 revenue and earnings from continuing operations. Our updated outlook includes revenue associated with Cordis’ Cypher and Cypher Select Plus drug eluting stents.

On a GAAP basis, revenue from continuing operations for fiscal 2012 is now expected to be in the range of $51 to $52 million, above our initial guidance of $47 to $51 million. Earnings per share from continuing operations for fiscal 2012 is now expected to be in the range of $0.56 to $0.59 per share, above our initial guidance of $0.45 to $0.53 per share. Per share information does not take into account any share repurchases that might occur during the balance of fiscal 2012.

Live Webcast

SurModics will host a webcast at 5:00 p.m. ET (4:00 p.m. CT) today to discuss the third quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the third quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4556791. The audio replay will be available beginning at 8:00 p.m. ET on Wednesday, August 1, until 8:00 p.m. ET on Wednesday, August 8.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit http://www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to achieve sustainable long-term growth and value creation, our expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2012, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (2) possible adverse market conditions and possible adverse impacts on our cash flows, and (3) the factors identified under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP revenue, non-GAAP operating income, non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific charges, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)		(Unaudited)
Revenue:
Royalties and license fees	$7,104	$7,478	$19,997	$22,638
Product sales	5,748	4,966	15,449	14,543
Research and development	1,107	555	2,639	1,674
Total revenue	13,959	12,999	38,085	38,855
Operating costs and expenses:
Product costs	2,251	1,302	5,456	4,714
Research and development	3,503	3,907	10,653	10,212
Selling, general and administrative	3,412	3,533	10,272	10,730
Restructuring charges	―	―	―	609
Total operating costs and expenses	9,166	8,742	26,381	26,265
Operating income from continuing operations	4,793	4,257	11,704	12,590

Other income (loss):
Investment and other income	139	318	590	877
Impairment loss on investment	―	―	(804)	―
Other income (loss), net	139	318	(214)	877
Income from continuing operations before income taxes	4,932	4,575	11,490	13,467
Income tax provision	(1,758)	(1,524)	(4,215)	(4,732)
Income from continuing operations	3,174	3,051	7,275	8,735
Discontinued operations:
(Loss) income from discontinued operations, net of taxes	(30)	791	1,231	(8,576)
Loss on sale of discontinued operations, net of taxes	(82)	―	(1,015)	―
(Loss) income from discontinued operations	(112)	791	216	(8,576)
Net income	$3,062	$3,842	$7,491	$159

Basic income (loss) per share:
Continuing operations	$0.18	$0.17	$0.42	$0.50
Discontinued operations	(0.01)	0.05	0.01	(0.49)
Net income	$0.17	$0.22	$0.43	$0.01

Diluted income (loss) per share:
Continuing operations	$0.18	$0.17	$0.41	$0.50
Discontinued operations	(0.01)	0.05	0.01	(0.49)
Net income	$0.17	$0.22	$0.43	$0.01

Weighted average number of shares outstanding:
Basic	17,528	17,437	17,505	17,409
Diluted	17,647	17,529	17,593	17,456

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	September 30,
	2012	2011
	(Unaudited)
Assets
Cash and short-term investments	$79,387	$38,443
Accounts receivable	5,177	4,385
Inventories	3,263	3,181
Other current assets	1,872	2,410
Current assets of discontinued operations	1,130	5,983
Total current assets	90,829	54,402

Property and equipment, net	13,214	14,586
Long-term investments	28,801	29,754
Other assets	24,831	25,529
Non-current assets of discontinued operations	―	32,511
Total assets	$157,675	$156,782

Liabilities and Stockholders’ Equity
Current liabilities	$3,757	$5,691
Current liabilities of discontinued operations	1,716	5,349
Total current liabilities	5,473	11,040

Other liabilities	2,551	2,643
Non-current liabilities of discontinued operations	―	3,491
Total stockholders’ equity	149,651	139,608
Total liabilities and stockholders’ equity	$157,675	$156,782

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	June 30,
	2012	2011
	(Unaudited)
Operating Activities:
Net income	$7,491	$159
(Income) loss from discontinued operations	(1,231)	8,576
Loss on sale of discontinued operations	1,015	―
Depreciation and amortization	2,214	2,393
Stock-based compensation	2,189	2,791
Net other operating activities	163	(524)
Change in operating assets and liabilities:
Accounts receivable	(793)	682
Accounts payable and accrued liabilities	(3,445)	(1,321)
Income taxes	4,632	4,651
Deferred revenue	(30)	429
Net change in other operating assets and liabilities	(220)	(646)
Net cash provided by operating activities from continuing operations	11,985	17,190

Investing Activities:
Net purchases of property and equipment	(429)	(1,387)
Payments related to a prior business acquisition	―	(5,650)
Cash received from (transferred to) discontinued operations	28,910	(5,129)
Net other investing activities	2,783	518
Net cash provided by (used in) investing activities from continuing operations	31,264	(11,648)

Financing Activities:
Purchases of common stock to pay employee taxes	(272)	(10)
Net other financing activities	280	487
Net cash provided by financing activities from continuing operations	8	477
Net cash provided by continuing operations	43,257	6,019

Discontinued Operations:
Net cash used in operating activities	(1,513)	(2,170)
Net cash provided by (used in) investing activities	29,817	(1,892)
Net cash (used in) provided by financing activities	(28,910)	5,089
Net cash (used in) provided by discontinued operations	(606)	1,027

Net change in cash and cash equivalents	42,651	7,046
Cash and Cash Equivalents:
Beginning of period	23,217	11,391
End of period	$65,868	$18,437

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2012		2011		% Change
Revenue		% of Total		% of Total
Medical Device	$10,269	73.6%	$9,559	73.5%	7.4%
In Vitro Diagnostics	3,690	26.4	3,440	26.5	7.3
Total revenue	$13,959	100.0%	$12,999	100.0%	7.4%

	Nine Months Ended June 30,
	2012		2011		% Change
Revenue		% of Total		% of Total
Medical Device	$27,889	73.2%	$29,372	75.6%	-5.0%
In Vitro Diagnostics	10,196	26.8	9,483	24.4	7.5
Total revenue	$38,085	100.0%	$38,855	100.0%	-2.0%

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Operating Income (Loss)
Medical Device	$5,173	$4,574	$13,226	$15,035
In Vitro Diagnostics	1,070	1,439	3,246	3,354
Corporate	(1,450)	(1,756)	(4,768)	(5,799)
Total operating income	$4,793	$4,257	$11,704	$12,590

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended June 30, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$7,104	$(208)	(3)	$6,896
Product sales	5,748	(11)	(3)	5,737
Research and development	1,107			1,107
Total revenue	$13,959	$(219)		$13,740

Operating income from continuing operations	$4,793	$(215)	(4)	$4,578

Income from continuing operations	$3,174	$(249)	(5)	$2,925

Diluted income per share from continuing operations(6)	$0.18			$0.17

(1) Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2) Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) recognized in the period in accordance with GAAP.
(3) Reflects adjustments to royalty revenue of $208 and product sales of $11 associated with the Cypher Products.
(4) Reflects the revenue adjustments as well as a reduction of product costs of $4 associated with the Cypher Products.
(5) Reflects the after tax impact of the adjustments associated with the Cypher Products and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6) Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Three Months Ended June 30, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$7,478	$(1,279)	(3)	$6,199
Product sales	4,966	(24)	(3)	4,942
Research and development	555			555
Total revenue	$12,999	$(1,303)		$11,696

Operating income from continuing operations	$4,257	$(1,296)	(4)	$2,961

Income from continuing operations	$3,051	$(1,018)	(5)	$2,033

Diluted income per share from continuing operations(6)	$0.17			$0.12

(1) Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2) Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) recognized in the period in accordance with GAAP.
(3) Reflects adjustments to royalty revenue of $1,279 and product sales of $24 associated with the Cypher Products.
(4) Reflects the revenue adjustments as well as a reduction of product costs of $7 associated with the Cypher Products.
(5) Reflects the after tax impact of the adjustments associated with the Cypher Products and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6) Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$19,997	$(311)	(3)	$19,686
Product sales	15,449	(23)	(3)	15,426
Research and development	2,639			2,639
Total revenue	$38,085	$(334)		$37,751

Operating income from continuing operations	$11,704	$(326)	(4)	$11,378

Income from continuing operations	$7,275	$145	(5)	$7,420

Diluted income per share from continuing operations(6)	$0.41			$0.42

(1) Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2) Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) and the impairment loss on investment recognized in the period in accordance with GAAP.
(3) Reflects adjustments to royalty revenue of $311 and product sales of $23 associated with the Cypher Products.
(4) Reflects the revenue adjustments as well as a reduction of product costs of $8 associated with the Cypher Products.
(5) Reflects the after tax impact of the adjustments associated with the Cypher Products, the $804 impairment loss on investment and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented. The impairment loss on investment does not generate a tax benefit.
(6) Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2011
(in thousands, except per share data)

(Unaudited)

	As Reported			Adjusted
	GAAP(1)	Adjustments		Non-GAAP(2)

Revenue
Royalties and license fees	$22,638	$(4,458)	(3)	$18,180
Product sales	14,543	(566)	(3)	13,977
Research and development	1,674			1,674
Total revenue	$38,855	$(5,024)		$33,831

Operating income from continuing operations	$12,590	$(5,156)	(4)	$7,434

Income from continuing operations	$8,735	$(3,582)	(5)	$5,153

Diluted income per share from continuing operations(6)	$0.50			$0.30

(1) Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2) Adjusted Non-GAAP amounts consider adjustments to royalty revenue, product sales and product costs associated with the Cordis Cypher and Cypher Select Plus stents (the “Cypher Products”) and other specific items recognized in the period in accordance with GAAP.
(3) Reflects adjustments to royalty revenue of $4,458 and product sales of $566 associated with the Cypher Products.
(4) Reflects the revenue adjustments as well as a reduction of product costs of $86, reversal of qualified therapeutic grant income of $827 and reversal of restructuring charges of $609.
(5) Reflects the after tax impact of the adjustments associated with the Cypher Products, other specific item adjustments and adjustment to the income tax provision utilizing an Adjusted Non-GAAP effective tax rate of 38.0% for the period presented.
(6) Diluted income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Tim Arens, 952-500-7000
Vice President of Finance and interim Chief Financial Officer